UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
____________________________

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Aramark
(Exact name of Registrant as Specified in its Charter) ____________________________

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Commencing on January 6, 2022, Aramark will be sending the following email to a number of its large institutional investors in connection with the Company’s upcoming Annual Meeting of Shareholders to be held on February 1, 2022.

Good morning and Happy New Year. Wishing you the best in the year ahead.

We greatly appreciate the ongoing engagement that allowed us to gain your valued insight over the course of the year on a variety of topics, including corporate governance. As you know, we filed our definitive proxy statement on December 23rd, 2021 (Proxy) and your feedback was instrumental as we developed our disclosures. As detailed further in our proxy, we took the following actions:

•Nominated two new independent directors – Ken Keverian and Patricia Lopez – standing for election by shareholders at our February 1st Annual Meeting. As detailed in the press release announcing their candidacy on December 16th, their impressive backgrounds and accomplishments further strengthen the overall Board’s skills and qualifications that align with the Company’s strategic vision (see pgs. 9-10)
•Remained highly focused on our ESG Priorities and Goals outlined in our Be Well. Do Well. plan that included attracting and developing diverse talent, committing to set enterprise-wide science-based targets to reduce greenhouse gas emissions, and collaborating with Business for Social Responsibility (BSR) on a materiality assessment to validate and refine our sustainability priorities that will drive our strategy going forward. In a few weeks, we plan to share Key Performance Indicators (KPIs) that measure our progress towards these goals (see pgs. 16-18)
•Appointed Deloitte as our independent auditor for the fiscal year ending September 30, 2022 that will represent their second year in the role following the completion of a comprehensive RFP process and change in auditors last year (see pgs. 24-27)
•Implemented three key compensation actions for fiscal 2022 in direct response to productive feedback and thorough review (see pgs. 28-53)
◦No modifications to incentive plan results
◦Return to 50% performance-based equity grant
◦Environmental, Social, and Governance (ESG) metrics in executive compensation programs
•Maintained fiscal ‘22 performance targets and weightings for our leadership consistent with the prior year that drove results and align with the overall business strategy (see pgs. 44-45)
◦Net New Revenue 40%
◦Adjusted Operating Income Margin 40%
◦Free Cash Flow 20%

As always, we are a continued resource for any questions you may have related to the proxy.

All the best,
Felise